As filed with the Securities and Exchange Commission on November 29, 2016

Registration No. 333-197074

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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CEF Equipment Holding, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation) Michael P. Paolillo, Esq. GE Capital US Holdings, Inc. 901 Main Avenue Norwalk, CT 06851 (203) 840-6531

6189
(Primary Standard Industrial
Classification Code Number)

201 Merritt 7
Norwalk, CT 06851

(203) 749-2101

(Address, including zip code, and telephone number, including area code, of co- registrant’s principal executive offices)

Name, address, including zip code, and telephone number,
including area code, of agent for service)

75-3066756 (I.R.S. Employer Identification No.) Copy to: Paul Jorissen, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020 (212) 506-2500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filers ☐	Accelerated filers ☐	Non-accelerated filers ☑	Smaller Reporting Companies ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

CEF Equipment Holding, L.L.C., a Delaware limited liability company (the “Registrant”), is filing this post-effective amendment (this “Post-Effective Amendment”) to the following registration statement on Form S-3 (the “Registration Statement”) to deregister any and all securities registered but unsold or otherwise unissued under the following Registration Statement as of the date hereof:

•	Registration Statement No. 333-197074 on Form S-3, filed with the Commission on June 27, 2014, pertaining to the registration of an indeterminate number or amount of debt securities of the Registrant.

In connection with General Electric Company’s previously announced plans to reduce the size of its financial services businesses, it has been determined that the Registrant will no longer be offering securities.

As a result of these plans, the Registrant has terminated the offering of its securities pursuant to the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut, on this day of November 29, 2016.

CEF Equipment Holding, L.L.C.

By: /s/ Elena Haliulin
Name: Elena Haliulin
Title: Vice President